UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2022 (November 17, 2022)

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33672	52-2007292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 El Camino Real Suite 5200
Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Dr. Herbert Slade as Chief Medical Officer

On November 17, 2022, the Board of Directors of Palisade Bio, Inc. (“Company”) appointed Herbert B. Slade, MD FAAAAI, to serve as the Company’s chief medical officer. Dr. Slade will serve this role as a consultant on a part time basis and will be compensated $240,000 per annum. Dr. Slade has previously been providing consulting services to the Company since May of 2022. The Company anticipates entering into an amended and restated consulting agreement with Dr. Slade. Dr. Slade’s consulting arrangement does not provide for any severance or other termination-based benefits upon termination or resignation.

There are no family relationships between Dr. Slade and any of the directors or officers of the Company.

Dr. Slade, age 68, has over 25 years of leadership experience in the pharmaceutical and medical device industries, demonstrating execution of regulatory negotiations with the U.S. Food and Drug Administration and European Medicines Agency, and the design, conduct, and reporting of clinical programs. Since 2007, Dr. Slade has been serving as the Adjunct Clinical Assistant Professor of the Department of Pediatrics at the Texas College of Osteopathic Medicine. Since 2018, he has also been serving as the treasurer and member of the Board of Directors of the Wound Healing Society, a 501(c)3 organization. He serves as President and Managing Director of Chisholm Clinical Research Services, a Texas limited liability company, where he provides assistance with the clinical development of promising new products for 6 client companies in the US and EU. From 2012 to 2016, Dr. Slade served as Chief Medical Officer and then Sr. Vice President of Research and Development in the Advanced Wound Management department of Smith and Nephew, plc, where he was responsible for restructuring 3 strategic business R&D departments and two clinical groups into a single worldwide R&D organization. Prior to that, from 2006 to 2012, Dr. Slade served as Chief Medical Officer and Sr. Vice President at DFB Pharmaceuticals, a private Texas company, until it was acquired by Smith & Nephew in 2012. Dr. Slade has additionally served in various chief medical officer and other senior positions of various private and public pharmaceutical companies throughout his career. Dr. Slade received a bachelor’s degree from Hamilton College in Clinton, NY, a Medical Degree from State University of New York in Syracuse, NY, a Pediatrics category PL-1 from State University of New York, a Pediatrics category PL-2 from C.S. Mott Children’s Hospital in Ann Arbor, MI, and a fellowship in Basic and Clinical Immunology from the University of Michigan in Ann Arbor, MI.

On November 18, 2022, the Company issued a press release announcing Dr. Slade’s appointment, which is attached to this report as Exhibit 99.01.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description
99.01	Press Release Dated November 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 23, 2022	Palisade Bio, Inc.

/s/ J.D. Finley
		By:	J.D. Finley
Interim Chief Executive Officer